CarParts.com Reports Highest Third Quarter Sales in Company History

 3rd Quarter Sales of $167 million, up 1% Year over Year

15th Consecutive Quarter of Year over Year Sales Growth

TORRANCE, Calif. – October 30th, 2023 – CarParts.com, Inc. (NASDAQ: PRTS), one of the leading eCommerce providers of automotive parts and accessories, and a one-stop shop for vehicle repair and maintenance needs, is reporting results for the third quarter ended September 30, 2023.

Third Quarter 2023 Summary vs. Year-Ago Quarter

●	Net sales increased to $166.9 million, up 1% year-over-year and up 17% on a two-year stack.
●	Gross profit decreased 2% to $54.8 million, with gross margin of 32.9%.
●	Net loss was ($2.5) million, compared to a net loss of ($0.9) million.
●	Adjusted EBITDA of $3.0 million vs. $6.3 million.
●	Cash of $66.7 million and no revolver debt.
●	Repurchased approximately 245,000 shares for $1.1 million during the quarter.

Management Commentary

“At CarParts.com, we put the customer at the center of everything we do.  Focusing on strategic priorities that we believe are making our company significantly more valuable and will benefit our stakeholders for years to come.” said David Meniane, CEO of CarParts.com.

“Today we reported our 15th consecutive quarter of year-over-year growth with $167 million in revenue, up 17% on a two-year stack.  We generated strong unit growth and I’m proud of the results despite a softening consumer environment. We believe that as consumer confidence rebounds, we will be well positioned to support them with the parts and resources they need.”

“We also completed the successful launch of our mobile app. To date, we generated over 70,000 downloads and $2 million of revenue. We believe that by building a direct relationship with our customers while creating the go-to destination for their vehicle maintenance and repair needs, we can remove the stress from a historically burdensome process and continue Empowering Drivers Along Their Journey.”

Third Quarter 2023 Financial Results

Net sales in the third quarter of 2023 were $166.9 million, up 1% from the year-ago quarter.

Gross profit in the third quarter decreased 2% to $54.8 million compared to $56.1 million in the year-ago quarter, with gross margin decreasing 120 basis points to 32.9%, primarily driven by higher outbound transportation costs and a shift in product mix.

Total operating expenses in the third quarter were $57.7 million compared to $56.7 million in the year-ago quarter. The increase was primarily driven by investments in our business, combined with higher advertising expense, partially offset by a decrease in fulfillment expense primarily due to an improvement in distribution center fulfillment costs.

Net loss in the third quarter was ($2.5) million compared to a net loss of ($0.9) million in the year-ago quarter.

Adjusted EBITDA in the third quarter was $3.0 million compared to $6.3 million in the year-ago quarter.

On September 30, 2023, the Company had a cash balance of $66.7 million and no revolver debt, compared to no revolver debt and a $18.8 million cash balance at prior fiscal year-end December 31, 2022.

Conference Call

CarParts.com CEO David Meniane, CFO Ryan Lockwood and COO Michael Huffaker will host a conference call today to discuss the results, followed by a question-and-answer period.

Date: Monday, October 30, 2023

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Webcast: www.carparts.com/investor/news-events

To listen to the live call, please click the link above to access the webcast. A replay of the audio webcast will be archived on the Company’s website at www.carparts.com/investor.

About CarParts.com, Inc.

CarParts.com is the leading destination for vehicle care, maintenance, and accessories. Our easy-to-use, mobile-friendly website and app allow drivers to access quality parts and services without the guesswork typically associated with car repair or the added expense of brick-and-mortar stores. Our company-operated fulfillment network allows us to quickly deliver the quality parts from top brands to our customers nationwide. At CarParts.com, our global team is dedicated to removing the friction from our customers’ vehicle care and Empowering Drivers Along Their Journey.

CarParts.com is headquartered in Torrance, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA” in this earnings release and on today’s scheduled conference call, which are non-GAAP financial measures. Adjusted EBITDA consist of net (loss) income before (a) interest (income) expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; and (e) share-based compensation expense. A reconciliation of Adjusted EBITDA to net (loss) income is provided below.

The Company believes that these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as measures of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense as well as other items that we do not believe are representative of our ongoing operating performance. Internally, these non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use these non-GAAP measures as supplemental measures to evaluate the ongoing operations of companies in our industry.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, our potential growth, our ability to innovate, our ability to gain market share, and our ability to expand and improve our product offerings. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Ryan Lockwood, CFA

IR@carparts.com

Summarized information for the periods presented is as follows (in millions):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net sales	$166.86	$164.81	$519.33	$507.08
Gross profit	$54.82	$56.15	$177.81	$179.25
	32.9%	34.1%	34.2%	35.3%
Operating expense	$57.73	$56.73	$180.94	$173.14
	34.6%	34.4%	34.8%	34.1%
Net (loss) income	$(2.52)	$(0.95)	$(2.14)	$5.27
	(1.5)%	(0.6)%	(0.4)%	1.0%
Adjusted EBITDA	$3.05	$6.25	$18.72	$24.00
	1.8%	3.8%	3.6%	4.7%

The table below reconciles net (loss) income to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net (loss) income	$(2,517)	$(948)	$(2,137)	$5,273
Depreciation & amortization	4,430	3,406	12,596	9,671
Amortization of intangible assets	8	26	28	81
Interest (income) expense, net	(449)	433	(323)	1,066
Taxes	114	49	396	118
EBITDA	$1,586	$2,966	$10,560	$16,209
Stock compensation expense	$1,462	$3,288	8,158	7,786
Adjusted EBITDA	$3,048	$6,254	$18,718	$23,995

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS

(Unaudited, In Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 30,	October 1,	September 30,	October 1,
	2023	2022	2023	2022
Net sales	$166,864	$164,807	$519,334	$507,080
Cost of sales (1)	112,047	108,659	341,524	327,835
Gross profit	54,817	56,148	177,810	179,245
Operating expense	57,734	56,729	180,935	173,144
(Loss) income from operations	(2,917)	(581)	(3,125)	6,101
Other income (expense):
Other income, net	874	117	2,427	363
Interest expense	(360)	(435)	(1,043)	(1,073)
Total other income (expense), net	514	(318)	1,384	(710)
(Loss) income before income taxes	(2,403)	(899)	(1,741)	5,391
Income tax provision	114	49	396	118
Net (loss) income	(2,517)	(948)	(2,137)	5,273
Other comprehensive (loss) gain:
Foreign currency translation adjustments	—	—	—	124
Unrealized (loss) gain on deferred compensation trust assets	(21)	(36)	27	(170)
Total other comprehensive (loss) gain	(21)	(36)	27	(46)
Comprehensive (loss) income	$(2,538)	$(984)	$(2,110)	$5,227
Net (loss) income per share:
Basic net (loss) income per share	$(0.04)	$(0.02)	$(0.04)	$0.10
Diluted net (loss) income per share	$(0.04)	$(0.02)	$(0.04)	$0.09
Weighted-average common shares outstanding:
Shares used in computation of basic net (loss) income per share	57,179	54,481	56,252	54,009
Shares used in computation of diluted net (loss) income per share	57,179	54,481	56,252	57,283

(1)	Excludes depreciation and amortization expense which is included in operating expense.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par Value Data)

	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$66,679	$18,767
Accounts receivable, net	9,448	6,406
Inventory, net	123,965	136,026
Other current assets	6,671	6,672
Total current assets	206,763	167,871
Property and equipment, net	23,719	24,290
Right-of-use - assets - operating leases, net	20,611	23,951
Right-of-use - assets - finance leases, net	16,465	19,750
Other non-current assets	3,264	2,537
Total assets	$270,822	$238,399
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$83,432	$57,616
Accrued expenses	21,860	16,466
Right-of-use - obligation - operating, current	4,845	4,571
Right-of-use - obligation - finance, current	4,426	4,753
Other current liabilities	5,008	4,622
Total current liabilities	119,571	88,028
Right-of-use - obligation - operating, non-current	17,688	21,412
Right-of-use - obligation - finance, non-current	13,348	15,916
Other non-current liabilities	2,550	2,971
Total liabilities	153,157	128,327
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 57,497 and 54,693 shares issued and outstanding as of September 30, 2023 and December 31, 2022 (of which 3,060 and 2,565 are treasury stock, respectively)	60	57
Treasury stock	(9,766)	(7,625)
Additional paid-in capital	309,106	297,265
Accumulated other comprehensive income	1,153	1,126
Accumulated deficit	(182,888)	(180,751)
Total stockholders’ equity	117,665	110,072
Total liabilities and stockholders' equity	$270,822	$238,399

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Thirty-Nine Weeks Ended
	September 30,	October 1,
	2023	2022
Operating activities
Net (loss) income	$(2,137)	$5,273
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	12,596	9,671
Amortization of intangible assets	28	81
Share-based compensation expense	8,158	7,786
Stock awards issued for non-employee director service	17	17
Stock awards related to officers and directors stock purchase plan from payroll deferral	—	27
Gain from disposition of assets	(75)	(41)
Amortization of deferred financing costs	49	37
Changes in operating assets and liabilities:
Accounts receivable	(3,185)	(4,624)
Inventory	11,616	(15,900)
Other current assets	1	(124)
Other non-current assets	(199)	(745)
Accounts payable and accrued expenses	31,208	4,524
Other current liabilities	386	(315)
Right-of-use obligation - operating leases - current	613	279
Right-of-use obligation - operating leases - long-term	(723)	(108)
Other non-current liabilities	(488)	(136)
Net cash provided by operating activities	57,865	5,702
Investing activities
Additions to property and equipment	(7,380)	(10,546)
Proceeds from sale of property and equipment	83	44
Net cash used in investing activities	(7,297)	(10,502)
Financing activities
Borrowings from revolving loan payable	159	10,351
Payments made on revolving loan payable	(159)	(5,351)
Payments on finance leases	(3,592)	(3,099)
Repurchase of treasury stock	(2,151)	—
Net proceeds from issuance of common stock for ESPP	483	794
Proceeds from exercise of stock options	2,604	1,113
Net cash (used in) provided by financing activities	(2,656)	3,808
Effect of exchange rate changes on cash	—	(498)
Net change in cash and cash equivalents	47,912	(1,490)
Cash and cash equivalents, beginning of period	18,767	18,144
Cash and cash equivalents, end of period	$66,679	$16,654
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use finance asset acquired	$784	$7,889
Accrued asset purchases	$658	$859
Share-based compensation expense capitalized in property and equipment	$589	$1,051
Stock issued for services	$—	$81
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$180	$175
Cash paid during the period for interest	$999	$1,011
Cash received during the period for interest	$1,365	$7